UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024, (March 29, 2024)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions among the Company, Parent and Merger Sub (each term as defined below) and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of the Company, Parent and Merger Sub to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of the Company, Parent or Merger Sub; (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s securities; (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company, Parent and Merger Sub to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii) the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and (ix) risks associated with the financing of the proposed transaction. A further list and description of risks and uncertainties can be found in the Company’s public filings with the SEC and in the Registration Statement on Form S-4 and proxy statement/prospectus that will be filed with the SEC by the Company and Parent in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company, Parent and Merger Sub and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the transaction described herein, the Conmpany will file relevant materials with the SEC, including the Registration Statement on Form S-4 and a proxy statement/prospectus. The proxy statement/prospectus and a proxy card will be mailed to shareholders of the Company as of a record date to be established for voting at the shareholders’ meeting relating to the proposed transactions. Shareholders will also be able to obtain a copy of the Registration Statement on Form S-4 and proxy statement/prospectus without charge from the Company. The Registration Statement on Form S-4 and proxy statement/prospectus, once available, may also be obtained without charge at the SEC’s website at www.sec.gov or by writing to the Company at 44043 Fremon Blvd., Fremont, CA 94538. INVESTORS AND SECURITY HOLDERS OF PARENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT PARENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, MERGER SUB, THE COMPANY AND THE TRANSACTIONS.

Participants in Solicitation

The Company and Merger Sub and certain shareholders of Parent, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the Company’s Annual Report for the fiscal year ended December 31, 2023 on Form 10-K to be filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 29, 2024, Aerkomm Inc., a Nevada corporation (the “Company”), entered into a Merger Agreement (as it may be amended and/or restated from time to time, the “Merger Agreement”) by and among the Company, IX Acquisition Corp. (“Parent”), a Cayman Islands exempted company (which will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing Date (as defined below)), and AKOM Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

The Company is a development stage, asset-light satellite communication technology company with proprietary antennas and modems that seeks to provide carrier-neutral and software-defined infrastructure to deliver mission-critical, multi-orbit satellite broadband connectivity where and when it is needed.

The Board of Directors of the Company has unanimously approved and declared advisable the Merger Agreement and the Business Combination (as defined below) and resolved to recommend approval of the Merger Agreement and related matters by the Company’s shareholders. The Merger is expected to be consummated after obtaining the required approval by the shareholders of the Company and Parent and the satisfaction of certain other customary closing conditions.

The following description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein will have the meanings provided to such terms in the Merger Agreement.

The Merger

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, following the Domestication (as defined below), Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent. The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.” In connection with the Business Combination, Parent will be renamed “AKOM Inc.” (“Pubco”). The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties to the Merger Agreement and specified in the articles of merger (the “Effective Time”).

The Domestication of Parent

At least one Business Day prior to the Closing Date and on the terms and subject to the conditions of the Merger Agreement, Parent will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (Revised) of the Cayman Islands (the “Domestication”).

In connection with the Domestication and without any action on the part of any Parent Shareholder (i) each then issued and outstanding Parent Class A Ordinary Share will convert automatically into one share of common stock, par value US$0.0001 per share, of Parent; (ii) each then issued and outstanding Parent Class B Ordinary Share will convert automatically into one share of common stock, par value US$0.0001 per share, of Parent; (iii) each then issued and outstanding Parent Warrant will convert automatically into one warrant to acquire one share of common stock, par value US$0.0001 per share, of Parent (“Domesticated Parent Warrant”), pursuant to the Parent Warrant Agreement; and (iv) each then issued and outstanding Parent Unit will separate and convert automatically into one share of common stock, par value US$0.0001 per share, of Parent, and one-half of one Domesticated Parent Warrant.

Consideration and Structure

Under the Merger Agreement, “Aggregate Merger Consideration” means (i) the Closing Merger Consideration plus (ii) the Incentive Merger Consideration actually earned. A number of shares of Parent Class A Common Stock equal to the quotient obtained by dividing (a) the Closing Purchase Price, by (b) US$11.50 (”Closing Merger Consideration”) will be issued at the closing of the Business Combination. The “Closing Purchase Price” means a dollar amount that is equal to (a) fifty percent (50%) of $400,000,000 minus (b) the amount of Adjusted Closing Net Debt, minus (c) the amount of any unpaid Company Transaction Expenses, and plus (d) the Working Capital Variance from Target (which may be a negative number). The “Incentive Merger Consideration” means a number of of Parent Class D Common Stock equal to the quotient obtained by dividing (a) the Incentive Purchase Price, by (b) $11.50. The “Incentive Purchase Price” means a dollar amount that is fifty percent (50%) of $400,000,000.

The PIPE Investment

Pursuant to the Merger Agreement, Parent will enter into subscription agreements, in the form and substance as reasonably agreed upon by Parent and the Company (the “Subscription Agreements”), with certain investors providing for investments in Parent Common Stock in a private placement on or prior to the Closing in an amount that will not be less than $30,000,000 (the aggregate amount of such investments, the “PIPE Investment Amount”) at $11.50 per share of Parent Common Stock (the “PIPE Investment”).

The Company will exercise reasonable best efforts to obtain a PIPE Investment Amount of at least $65,000,000 (inclusive of investment amounts under SAFE Agreements (as defined below)) pursuant to PIPE arrangements, and will obtain a minimum PIPE Investment Amount of at least $45,000,000 minus the investment amount obtained pursuant to SAFE Agreements (the “PIPE Minimum Investment Amount”) and will consummate the transactions contemplated by the Subscription Agreements on the terms described therein.

The SAFE Investment

Pursuant to the Merger Agreement, the Company will enter into simple agreements for future equity, in the form and substance as reasonably agreed upon by Parent and the Company (the “SAFE Agreements”), with certain investors providing for investments in shares of Company Common Stock in a private placement in an aggregate amount not less than $15,000,000 (using reasonable best efforts to secure $5,000,000 within twenty (20) Business Days of the date of the Merger Agreement, $5,000,000 within forty (40) Business Days of the date of the Merger Agreement, and $5,000,000 within sixty (60) Business Days of the date of the Merger Agreement) that will automatically convert upon the Closing at $11.50 per share of Parent Common Stock and in accordance with such SAFE Agreements and the Merger Agreement (the “SAFE Investment”).

Treatment of the Company’s Securities

Pursuant to the Merger Agreement, at the Effective Time, each Company Option, whether vested or unvested, will, by virtue of the Merger and without any further action on the part of any party or the holder thereof, be assumed by Parent and become, as of the Effective Time, an option (an “Assumed Option”) to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Company Option immediately prior to the Effective Time, shares of Parent Class A Common Stock, except that (A) the number of shares of Parent Class A Common Stock subject to such Assumed Option will equal the product of (x) the number of Company Common Shares that were subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Conversion Ratio, rounded down to the nearest whole share, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Company Common Share at which such Company Option was exercisable immediately prior to the Effective Time, divided by (2) the Conversion Ratio, rounded up to the nearest whole cent; provided that each Company Option (A) which is an “incentive stock option” (as defined in Section 422 of the Code) will be adjusted in accordance with the requirements of Section 424 of the Code and (B) will be adjusted in a manner that complies with Section 409A of the Code.

Pursuant to the Merger Agreement, at the Effective Time, each Company RSU will be assumed by Parent and become, as of the Effective Time, a restricted stock unit award with respect to shares of Parent Class A Common Stock (each, an “Assumed RSU”) on the same terms and conditions (including applicable vesting provisions) as applied to each such Company RSU immediately prior to the Effective Time, except that the number of shares of Parent Class A Common Stock subject to such Assumed RSU Award will equal the product of (x) the number of Company Common Shares that were subject to such Company RSU immediately prior to the Effective Time, multiplied by (y) the Conversion Ratio, rounded down to the nearest whole share.

Pursuant to the Merger Agreement, the Outstanding Company Convertible Note will remain outstanding, provided, however, that such Outstanding Company Convertible Note will be convertible to shares of Parent Class A Common Stock on the same terms and conditions as applied to such Outstanding Company Convertible Note immediately prior to the Effective Time. The number of shares of Parent Class A Common Stock subject to such Outstanding Company Convertible Note will be equitably adjusted as if such Outstanding Company Convertible Note was treated as Converting Company Convertible Note at the Effective Time.

Prior to the Closing, the Company will cause certain persons to enter into a Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the shares comprising the Aggregate Merger Consideration will be subject to a lock-up for a period of twelve (12) months following the Closing Date or, for significant shareholders who are not directors or officers of the Company, for a shorter period of time as may be mutually agreed upon between the Company and Parent (not to be shorter than six (6) months, subject to any provision in the Lock-Up Agreement.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of the Company and Parent and their respective subsidiaries prior to the Closing, including the Company’s covenant to deliver to Parent its audited financial statements for the twelve month periods ended December 31, 2023 (the “Financial Statements”), by no later than April 15, 2024, for inclusion in the registration statement on Form S-4 to be filed by Parent in connection with the Business Combination (the “Registration Statement”), and that such Financial Statements have been prepared under U.S. GAAP in accordance with the standards of the Public Company Accounting Oversight Board for public companies.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of the Company and Parent; (ii) the Company’s initial listing application being conditionally approved for listing on a national securities exchange; (iii) the effectiveness of the Registration Statement; (iv) the Domestication will have been consummated on the day that is at least one Business Day prior to the Closing Date; (v) delivery of the respective certificates, authorizations and certificates of good standing from the Company, Parent and Merger Sub; and (vi) the size and composition of the post-Closing Parent Board of Directors will have been appointed.

Termination without Default

The Merger Agreement may be terminated by the Company and Parent under certain circumstances, including, among others, by either the Company or Parent if (i) the Closing has not occurred on or before October 12, 2024 (the “Outside Closing Date”) (provided that, if the Securities Exchange Commission (the “SEC”) has not declared the Registration Statement and Proxy Statement (as defined below) effective on or prior to October 12, 2024, the Outside Closing Date will be automatically extended by six (6) months); (ii) in the event an Authority will have issued an Order or enacted a Law, having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable, the Company or Parent will have the right, at its sole option, to terminate the Merger Agreement without liability to the other party; provided, however, that the right to terminate the Merger Agreement will not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of the Merger Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority; (iii) in the event that the Parent Shareholder Meeting has been held (including any adjournment thereof) and has concluded, and the holders of Parent Common Shares have duly voted, and the Parent Shareholder Approval was not obtained, the Company or Parent will have the right, at its sole option, to terminate the Merger Agreement; and (iv) by mutual consent of the Company and Parent.

Termination Upon Default

The Company may terminate the Merger Agreement by giving written notice if (i) Parent will have breached any of its covenants, agreements, representations, and warranties contained therein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of certain conditions impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach, provided, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

Parent may terminate the Merger Agreement by giving written notice if (i) at any time prior to the Closing Date if (x) the Company will have breached any representation, warranty, agreement or covenant contained therein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of certain conditions impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach, provided, however, that Parent is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not previously received the Company Stockholder Approval.

In the event that the Merger Agreement is validly terminated by Parent pursuant to Section 10.2(a) of the Merger Agreement, and at the time of any such termination, the Company is not permitted to terminate the Merger Agreement pursuant to Section 10.2(b) thereof, (such termination, a “Parent Termination with Cause”), then the Company will pay to Parent a termination fee in the amount equal to the lesser of (i) the Parent Reimbursable Termination Expenses multiplied by 1.5 or (ii) $5,000,000 (the “Cause Termination Fee”). The Cause Termination Fee will be due within two (2) business Days of Parent having provided Company reasonable substantiation (copies of receipts or invoices, basis for calculation, etc.) of its calculation of the amount of Parent Reimbursable Termination Expenses. In the event that the Company cannot pay the Cause Termination Fee in cash within such period, Parent will receive a convertible bond materially equivalent to the Company’s existing outstanding convertible bonds, but with an enhanced coupon rate of 12% per annum.

In the event that the Merger Agreement is validly terminated (i) by Parent pursuant to Section 10.2(c) and, at the time of any such termination, the Company is not permitted to terminate the Merger Agreement pursuant to Section 10.2(b), or (ii) by Parent pursuant to Section 10.2(a)(ii) or by the Company pursuant to Section 10.2(d) and, within twelve (12) months of such termination, the Company enters into an Alternative Transaction, then the Company will pay to Parent a termination fee in the amount equal to $12,000,000 (the “Non-Cause Termination Fee”). In the event the Merger Agreement is terminated pursuant to the foregoing clause (i), the Non-Cause Termination Fee will be payable within two (2) Business Days after such termination and in the event the Merger Agreement is terminated pursuant to the foregoing clause (ii), the Non-Cause Termination Fee will be payable within two (2) Business Days after the Closing of such Alternative Transaction. In the event that the Company cannot pay the Non-Cause Termination Fee in cash when due and payable, Parent will receive a convertible bond materially equivalent to the Company’s existing outstanding convertible bonds, but with an enhanced coupon rate of 12% per annum.

Governance

At the Effective Time, Parent’s Board of Directors will consist of seven (7) to nine (9) directors. Sponsor will have the right to designate two (2) directors prior to Closing, (i) one of whom will qualify as an independent director under the Securities Act of 1933, as amended (the “Securities Act”) and applicable exchange rules, as applicable and who will serve as a Class II Director and (ii) the other of whom will serve as a Class III Director. The Company will have the right to designate four (4) directors in the case of a seven (7) director board and five (5) directors in the case of a nine (9) director board prior to Closing, two (2) of whom in the case of a seven (7) director board and three (3) of whom in the case of a nine (9) director board will qualify as independent directors under the Securities Act and applicable exchange rules, as applicable. Prior to Closing, Sponsor and the Company will mutually agree upon one (1) director in the case of a seven (7) member board and two (2) directors in the case of a nine (9) member board, who will each qualify as an independent director under the Securities Act and applicable exchange rules, as applicable. Pursuant to the Parent Certificate of Incorporation, Parent’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of Parent stockholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of Parent stockholders occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of Parent stockholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). At or prior to the Closing, Parent will provide each member of Parent’s post-Closing Board of Directors with a customary director indemnification agreement, in form and substance reasonable acceptable to the directors, to be effective upon the Closing (or if later, such director’s appointment). During the Interim Period, the Company and Parent will exercise reasonable best efforts to agree upon and arrange for the appointment of officers of Parent to be effective as of immediately after the Effective Time.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Timeframes for Filing and Closing

Parent expects to file the Registration Statement as promptly as practicable after the date of the Merger Agreement. The Closing is expected to occur following the fulfillment or waiver of the closing conditions set forth in the Merger Agreement.

Certain Related Agreements

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Company entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and Parent, pursuant to which the Sponsor agreed to, among other things, (i) vote all of its shares in favor of each Parent Proposal sought by the Parent with respect to the Merger Agreement or the transactions contemplated thereby, (ii) vote against any Alternative Proposal or proposal relating to a business combination transaction, (iii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Merger Agreement and transactions relating to the Merger), (iv) vote against any change in the business, management or Board of Directors of Parent (other than in connection with the Merger), (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of Parent, Merger Sub or the Sponsor under the Merger Agreement or the Parent Support Agreement, and (vi) vote in favor of any proposal to extend the period of time Parent is afforded under its organizational documents to consummate an initial business combination, in each case, subject to the terms and conditions of the Parent Support Agreement.

In addition, the Sponsor agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Parent Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Parent Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Company Support Agreement

In connection with the execution of the Merger Agreement, the Company entered into a support agreement (the “Company Support Agreement”) with Parent and certain shareholders of the Company (the “Company Supporting Shareholders”) pursuant to which the Company Supporting Shareholders agreed to, among other things,(i) vote to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (”Company Transaction Proposals”); (ii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions relating to the Merger); (iii) vote against any change in the business (to the extent in violation of the Merger Agreement), management or Board of Directors of the Company (other than in connection with the Company Transaction Proposals and the transactions contemplated thereby); and (iv) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of the Company or the Company Securityholders under the Merger Agreement or the Company Support Agreement.

In addition, the Company Supporting Shareholders agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Pubco, the Sponsor and certain former shareholders of the Company (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain Parent Common Shares and Domesticated Parent Warrants that are held by the Holders from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by Parent, the Sponsor and the other parties thereto in connection with Parent’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the form of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On March 29, 2024, The Company and parent jointly issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of March 29, 2024, by and among Aerkomm Inc., IX Acquisition Corp. and AKOM Merger Sub, Inc.

10.1†	Sponsor Support Agreement, dated as of March 29, 2024, by and among Aerkomm Inc., IX Acquisition Corp. and AKOM Merger Sub, Inc.

10.2†	Company Support Agreement, dated as of March 29, 2024, by and among Aerkomm Inc., IX Acquisition Corp. and the other parties thereto.

10.3	Form of Amended and Restated Registration Rights Agreement.

99.1	Joint Press Release, dated March 29, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerkomm Inc.

Dated: April 4, 2024	By:	/s/ Louis Giordimaina
		Name:	Louis Giordimaina
		Title:	Chief Executive Officer